EXHIBIT 99.1

Hampton Roads Bankshares Appoints Mark D. Bedard Senior Vice President and Treasurer

NORFOLK, Va., Jan. 26, 2009 (GLOBE NEWSWIRE) -- Hampton Roads Bankshares, Inc. (Nasdaq: HMPR), the financial holding company for Bank of Hampton Roads, Shore Bank and Gateway Bank & Trust, has named Mark D. Bedard as its treasurer and senior vice president. He will focus on asset/liability management, financial presentations and special projects and report to the Company's chief financial officer.

Bedard has been employed as the chief financial officer of Swimways Corporation since 2001. Prior to this, he was the chief financial officer at The Smithfield Companies, Inc. from 1988 to 2001. Bedard started his financial career in public accounting with Ernst & Young in 1978, where he left as audit manager in 1984. He is a certified public accountant and graduate of Drexel University.

Jack W. Gibson, Vice Chairman and Chief Executive Officer for Hampton Roads Bankshares, commented, "I worked with Mark years ago at Ernst & Young and know first-hand of his knowledge and ability. With twenty-five years experience as a CFO, he has a proven track record in reducing costs and improving operating efficiencies and we are fortunate that Mark has decided to join us. I am confident that he will share our focus on building value for our shareholders and help continue our legacy of financial excellence and fiscal responsibility."

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company's primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987; Shore Bank, which opened in 1961; and Gateway Bank & Trust Co., which opened in 1998. The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates eighteen banking offices in the Hampton Roads region of southeastern Virginia. Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and twenty-two ATMs. Gateway Bank & Trust Co. serves Virginia and North Carolina through thirty-seven banking offices. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance and investment products. Shares of the Company's common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Certain statements in this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and other reports filed and furnished to the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

CONTACT:  Hampton Roads Bankshares, Inc.
          Tiffany K. Glenn, Executive Vice President,
           Investor Relations Officer
          (757) 217-1000